Exhibit 99.1

NORTHSTAR REALTY FINANCE

ANNOUNCES THIRD QUARTER 2009 RESULTS

Third Quarter Highlights

•                       Third quarter 2009 AFFO per share of $0.25.

•                       NorthStar extends bank debt for three years and has no corporate debt maturities until 2012.

•                       NorthStar repurchased $29 million of its corporate notes, at an average 49% discount to par, during the third quarter 2009.

•                       NorthStar has $251 million of available liquidity at September 30, 2009.

•                       Third quarter 2009 common stock cash dividend of $0.10 per share.

NEW YORK, NY, November 5, 2009 - NorthStar Realty Finance Corp. (NYSE: NRF) today announced its results for the third quarter ended September 30, 2009.

NorthStar reported adjusted funds from operations (“AFFO”) for the third quarter 2009 of $0.25 per share compared with $0.37 per share for the third quarter 2008.  AFFO for the third quarter 2009 was $19.5 million, compared with $25.8 million for the third quarter 2008.  Net loss to common stockholders for the third quarter 2009 was ($66.5) million, or ($0.95) per share, compared to net income of $218.3 million, or $3.47 per share for the third quarter 2008. Third quarter 2009 net loss includes ($85.0) million of unrealized losses relating to non-cash mark-to-market adjustments, compared to $236.4 million of unrealized gains in the third quarter 2008, relating to non-cash mark-to-market adjustments.  The non-cash mark-to-market gains and losses are excluded from AFFO.

At September 30, 2009, diluted GAAP book value per common share was $15.93.  For the quarter ended September 30, 2009, NorthStar generated a 9.1% return on average common book equity, excluding general and administrative expenses, and 5.9% inclusive of these corporate costs. For a reconciliation of net income to AFFO and calculations of return on average common book equity and diluted book value per common share, please refer to the tables on the following pages.

David T. Hamamoto, chairman and chief executive officer, commented, “The recently announced three-year extension of the Wells Fargo debt represents the final significant milestone in managing our contractual liquidity needs over the next several years.  Last quarter we reduced unrestricted cash needs for our non-discretionary future funding obligations which are currently just $21 million, and now our next corporate debt maturity is approximately $68 million of corporate notes in June 2012.  Our liquidity position remains strong, with NorthStar having over $100 million of unrestricted cash after completion of the debt extension.”

Mr. Hamamoto continued, “We believe that commercial real estate market challenges will continue well into 2010 and will lag the eventual U.S. economic recovery.  Nevertheless, these conditions should eventually present outstanding investment opportunities resulting from distressed sellers.  Experienced real estate investors have been raising capital in the private and public markets to take advantage of these conditions.  We are continuing our proactive efforts to access the registered non-listed REIT equity market which should enable NorthStar to benefit from its broad investment platform to generate management fee income for our shareholders.”

Investment Summary

During the third quarter 2009, NorthStar repurchased $10 million face amount of its 7.25% exchangeable notes for approximately $5 million and $19 million face amount of its 11.50% exchangeable notes for approximately $10 million.  These repurchases represents 52% and 47% discounts to par for the 7.25% and 11.5% notes, respectively. During the third quarter 2009 NorthStar funded $20 million relating to prior period loan commitments, received $10 million of partial loan repayments, and no full loan payoffs. NorthStar acquired for $82 million, securities having a par amount of $253 million and having an average BBB+/Baa1 credit rating, and received $65 million of proceeds from securities sales.  No net lease properties were acquired during the third quarter 2009.

NorthStar had approximately $6.7 billion of assets under management at September 30, 2009.

Financing

Total available liquidity at September 30, 2009 was approximately $251 million, including $108 million of unrestricted cash and cash equivalents, and $143 million of uninvested and available cash in NorthStar’s secured term financings.  During the third quarter 2009, NorthStar fully repaid the total outstanding $12 million balance on the JP Morgan credit facility.  At September 30, 2009, NorthStar had $405 million outstanding under its secured term facilities and the average cost of NorthStar’s on-balance sheet debt was 3.10%.  As of September 30, 2009, NorthStar had repurchased a total of $104 million face of its 7.25% exchangeable notes for approximately $45 million cash, and $19 million face of its 11.50% exchangeable notes for approximately $10 million cash.

On October 28, 2009, NorthStar announced the renewal and extension of its Wells Fargo bank debt having an original final maturity of November 2010.  The new debt extends the maturity date to October 28, 2012, increases the interest rate spread over LIBOR by approximately 1.5%, eliminates all margin call provisions as long as semi-annual amortization hurdles are met, except for defaulted assets which would be credited to the semi-annual amortization hurdles, and eliminates corporate fixed charge and recourse debt covenants.  The new facility requires $15 million of semi-annual reductions over the three-year term, and NorthStar repaid approximately $52.5 million of the facility and guaranteed the remaining amount outstanding.  There are no limitations on NorthStar’s ability to pay dividends so long as the semi-annual reductions to the credit facility are met.  NorthStar issued the lender one million warrants at an $8.59 weighted average strike price having expirations ranging from 2019 through 2021.  The new debt also provides for $300 million of additional borrowing capacity as the amount outstanding is reduced below $300 million, on a dollar-for-dollar basis.

Risk Management

During the third quarter, NorthStar added a $10 million junior participation in a first mortgage secured by two retail properties in New York to non-performing loan (“NPL”) status due to a maturity default. The collateral properties securing this loan have a cash flow yield in excess of 10% to NorthStar’s basis and the borrower is currently working with the special servicer of the mortgage to restructure and extend the final maturity. As of September 30, 2009, NorthStar had five non-performing loans totaling $83 million.  NorthStar designates a loan as non-performing at such time as the loan becomes 90 days delinquent on contractual debt service payments or the loan has a maturity default.  NorthStar recorded $24 million of credit loss provisions relating to 10 loans during the third quarter 2009, increasing total credit loss reserves to $74 million on 15 loans at September 30, 2009. In October 2009, NorthStar was foreclosed out of the $9 million mezzanine multi-family loan in NPL status.  NorthStar had fully reserved for this asset in prior periods so there was no third quarter earnings impact related to this foreclosure.

NorthStar’s NPLs, exclusive of the $9 million foreclosed loan, consist of a first mortgage with an outstanding balance of $21 million secured by a condo/hotel development site in New York City, a first mortgage with an outstanding balance of $14 million secured by a seven-unit condominium/multi-family development site in New York City, a junior participation in a first mortgage with an outstanding balance of $29 million secured by a master planned community located in Orlando, Florida, and the junior participation in a first mortgage with an outstanding balance of $10 million previously discussed.  All of these NPLs have maturity defaults and NorthStar has reserves totaling $25 million for these assets.

The weighted average first and last dollar loan-to-value ratios of NorthStar’s real estate loans were 25.7% and 81.3%, respectively, at September 30, 2009.  NorthStar generally uses original loan-to-cost statistics in its reported loan-to-value ratios, except when there are asset-specific events which would indicate revaluation of the collateral is necessary, such as for loans where a credit loss reserve is deemed appropriate and for non-performing loans.

NorthStar’s securities portfolio had one upgrade representing $5 million and 86 downgrades representing $583 million of securities during the third quarter 2009. NorthStar reports all current rating actions issued by each agency independently of actions issued during prior quarters. The average credit rating of NorthStar’s real estate securities was BB+/Ba1, which was the same as the prior quarter, with approximately 65% having a vintage prior to 2006.  During the third quarter 2009, S&P, Moody’s, and Fitch did not issue any rating actions on notes issued by NorthStar commercial real estate term financings.

Rating agency actions associated with NorthStar’s issued secured term debt notes have no impact on the payment terms of such debt.

NorthStar’s net lease portfolio was 92% leased and net lease assets have an 8.0 year weighted average remaining lease term as of September 30, 2009.  For more information regarding the core net lease assets, please refer to the tables on the following pages.

Andrew C. Richardson, chief financial officer and treasurer, stated, “Credit risk management remains very challenging.  Traditional providers of debt capital to real estate owners, such as banks, life companies and the CMBS markets essentially remain closed.  Macroeconomic conditions also continue to pressure underlying real estate cash flows making it more difficult for borrowers to service their debt.  NorthStar remains focused on pro-actively and aggressively identifying and dealing with potential credit problems in order to maximize recovery for our shareholders.  Over the past two years, our discounted repurchases of CDO and corporate debt have created an approximately $189 million cushion to our equity for credit issues.”

Mr. Richardson continued, “We have been pro-active in managing liquidity and extending debt maturities, with no significant corporate debt maturing before June 2012.  In addition, NorthStar’s CDO financings remain in compliance with all of their overcollateralization and interest coverage tests as of September 30, 2009.”

Stockholder’s Equity and Dividends

At September 30, 2009, NorthStar had 81,380,597 total shares and operating partnership units outstanding, and $101.3 million of minority interest relating to its operating partnership. During the third quarter 2009, NorthStar issued approximately 5.3 million common shares at a weighted average net price of $3.60 per share.  Book value per diluted common share was $15.93 at September 30, 2009. Exclusive of all unrealized mark-to-market adjustments and accumulated depreciation, book value at September 30, 2009 would be $7.54 per diluted common share. For a calculation of book value per diluted common share, please refer to the table on the following pages.

On October 20, 2009, NorthStar announced that its Board of Directors declared a dividend of $0.10 per share of common stock, payable with respect to the quarter ended September 30, 2009.  The dividend is expected to be paid on November 16, 2009 to shareholders of record as of the close of business on November 6, 2009.

Earnings Conference Call

NorthStar will hold a conference call to discuss third quarter 2009 financial results on Thursday November 5, 2009, at 10:00 AM Eastern time. Hosting the call will be David Hamamoto, chairman, president and chief executive officer, and Andrew Richardson, chief financial officer and treasurer.  The Company will post on its website, www.nrfc.com, a September 30, 2009 update to its corporate presentation.

The call will be webcast live over the Internet from NorthStar’s website, www.nrfc.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 877-941-0844, or for international callers, by dialing 480-629-9645.

A replay of the call will be available one hour after the call through Thursday November 12, 2009 by dialing 800-406-7325 or 303-590-3030 for international callers, using pass code 4173151.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a finance REIT that primarily originates and invests in commercial real estate debt, real estate securities and net lease properties.  For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.

Consolidated Statements of Operations

(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues and other income:
Interest income	$34,305	$49,783	$106,838	$163,373
Interest income – related parties	4,179	3,424	13,129	10,767
Rental and escalation income	28,000	29,028	79,649	87,005
Advisory and management fee income – related parties	1,924	1,812	5,423	10,688
Other revenue	206	9,493	552	14,452
Total revenues	68,614	93,540	205,591	286,285
Expenses:
Interest expense	29,345	46,311	95,378	148,291
Real estate properties – operating expenses	4,148	1,938	9,081	6,023
Asset management fees – related parties	848	853	2,555	3,892
Provision for loan losses	24,229	2,450	62,691	5,700
General and administrative:
Salaries and equity based compensation (1)	10,960	9,429	33,805	31,084
Auditing and professional fees	2,001	963	6,538	4,638
Other general and administrative	2,760	3,333	9,806	10,748
Total general and administrative	15,721	13,725	50,149	46,470
Depreciation and amortization	3,712	13,566	35,908	33,481
Total expenses	78,003	78,843	255,762	243,857
Income (loss) from operations	(9,389)	14,697	(50,171)	42,428
Equity in earnings/(loss) of unconsolidated ventures	2,737	772	(1,522)	(4,846)
Unrealized (loss)gain on investments and other	(88,336)	229,139	1,709	398,827
Realized gain on investments and other	29,215	6,973	89,411	14,057
Consolidated net income (loss)	(65,773)	251,581	39,427	450,466
Net income (loss) attributable to the non-controlling interests	4,539	(28,040)	(9,816)	(47,717)
Preferred stock dividends	(5,231)	(5,231)	(15,694)	(15,693)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(66,465)	$218,310	$13,917	$387,056
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$(0.95)	$3.47	$0.21	$6.17
Weighted average number of shares of common stock:
Basic	69,896,439	62,825,383	67,445,995	62,772,013
Diluted	77,356,187	70,229,958	74,905,800	69,998,215

(1) The three months ended September 30, 2009 and 2008 include $5,007 and $5,439 of equity based compensation expense, respectively.  The nine months ended September 30, 2009 and 2008 include $15,471 and $18,396 of equity based compensation expense, respectively.

NorthStar Realty Finance Corp.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS:
Cash and cash equivalents	$108,423	$134,039
Restricted cash	177,507	163,157
Operating real estate – net	1,060,236	1,127,000
Available for sale securities, at fair value	306,662	221,143
Real estate debt investments, net	1,994,121	1,976,864
Real estate debt investments, held-for-sale	—	70,606
Investments in and advances to unconsolidated ventures	43,670	101,507
Receivables, net of allowance of $0 in 2009 and 2008	18,830	24,806
Unbilled rents receivable	9,718	7,993
Derivative instruments, at fair value	1,080	9,318
Deferred costs and intangible assets, net	58,299	79,633
Other assets	22,692	27,660
Total assets	$3,801,238	$3,943,726

LIABILITIES:
Mortgage notes and loans payable	852,839	910,620
Exchangeable senior notes	125,780	233,273
Bonds payable, at fair value	482,666	468,638
Credit facilities	—	44,881
Secured term loans	405,414	403,907
Liability to subsidiary trusts issuing preferred securities, at fair value	111,943	69,617
Obligations under capital leases	3,534	3,555
Accounts payable and accrued expenses	25,479	27,478
Escrow deposits payable	46,891	46,353
Derivative liability, at fair value	78,179	87,220
Other liabilities	31,031	34,424
Total liabilities	2,163,756	2,329,966

EQUITY:
NorthStar Realty Finance Corp. Stockholders’ Equity:
8.75% Series A preferred stock, $0.01 par value, $25 liquidation preference per share, 2,400,000 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	57,867	57,867
8.25% Series B preferred stock, $0.01 par value, $25 liquidation preference per share, 7,600,000 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	183,505	183,505
Common stock, $0.01 par value, 500,000,000 shares authorized, 73,920,905, and 62,906,693 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	739	634
Additional paid-in capital	658,067	620,028
Treasury stock, 0 and 475,051 shares held at September 30, 2009 and December 31, 2008, respectively	—	(1,384)
Retained earnings	633,508	648,860
Accumulated other comprehensive loss	(97,656)	(94,343)
Total NorthStar Realty Finance Corp. Stockholders’ Equity	1,436,030	1,415,167
Non-controlling interest	201,452	198,593
Total equity	1,637,482	1,613,760
Total liabilities and stockholders’ equity	$3,801,238	$3,943,726

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Funds from Operations:
Consolidated net income (loss)	$(65,773)	$251,581	$39,427	$450,466
Non-controlling interest in joint ventures	(2,555)	(2,300)	(6,995)	(2,097)
Consolidated net income (loss) before non-controlling interest in operating partnership	(68,328)	249,281	32,432	448,369
Adjustments:
Preferred stock dividends	(5,231)	(5,231)	(15,694)	(15,693)
Depreciation and amortization	3,712	13,566	35,908	33,481
Real estate depreciation and amortization — unconsolidated ventures	247	247	741	742
Funds from Operations	$(69,600)	$257,863	$53,387	$466,899

Adjusted Funds from Operations:
Funds from Operations	$(69,600)	$257,863	$53,387	$466,899
Straight-line rental income, net	(562)	(344)	(1,733)	(1,817)
Straight-line rental income and fair value lease revenue, unconsolidated ventures	(22)	(39)	(79)	(125)
Amortization of equity-based compensation	5,007	5,439	15,471	18,396
Fair value lease revenue	(304)	(809)	(466)	(1,420)
Unrealized (gains)/losses from mark-to-market adjustments	83,351	(233,064)	(15,059)	(409,659)
Unrealized (gains)/losses from mark-to-market adjustments, unconsolidated ventures	1,652	(3,291)	10,145	6,356
Adjusted Funds from Operations	$19,522	$25,755	$61,666	$78,630

FFO per share of Common Stock	$(0.90)	$3.67	$0.71	$6.67
AFFO per share of Common Stock	$0.25	$0.37	$0.82	$1.12

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar’s historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of applicable SEC rules. These include: (i) Funds From Operations; (ii) Adjusted Funds From Operations; (iii) Return on Average Common Book Equity; and (iv) Return on Average Common Book Equity by business line. The following discussion defines these terms, which NorthStar believes can be useful measures of its performance.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. AFFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

NorthStar calculates AFFO by subtracting from or adding to FFO:

•                  normalized recurring expenditures that are capitalized by NorthStar and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•                  an adjustment to reverse the effects of the straight-lining of rents and fair value lease revenue;

•                  the amortization or accrual of various deferred costs including intangible assets and equity based compensation; and

•                  an adjustment to reverse the effects of non-cash unrealized gains/(losses).

NorthStar’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

Return on Average Common Book Equity

NorthStar calculates return on average common book equity (“ROE”) on a consolidated basis and for each of NorthStar’s major business lines.  NorthStar believes that ROE provides investors and management with a good indication of the performance of the Company and its business lines because it provides the best approximation of cash returns on common equity invested.  Management also uses ROE, among other factors, to evaluate profitability and efficiency of equity capital employed, and as a guide in determining where to allocate capital within its business.  ROEs may fluctuate from quarter to quarter based upon a variety of factors, including the timing and amount of investment fundings, repayments and asset sales, capital raised and leverage used, and the yield on investments funded.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Return on Average Common Book Equity (including and excluding G&A)

($ in thousands)

	Three Months
	Ended
	September 30, 2009		Annualized (2)
Adjusted Funds from Operations (AFFO)	$19,522		$78,088	(A)
Plus: General & Administrative Expenses	15,721
Less: Equity-Based Compensation included in G&A	5,007

AFFO, excluding G&A	30,236		120,944	(B)

Average Common Book Equity & Operating Partnership Non-Controlling Interest (1)	$1,322,541	(C)

Return on Average Common Book Equity (including G&A)	5.9	%(A)/(C)
Return on Average Common Book Equity (excluding G&A)	9.1	%(B)/(C)

(1)      Average Common Book Equity & Operating Partnership Non-Controlling Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

(2)      Annualized numbers are calculated by taking the current quarter amounts and multiplying by 4.

Return on Average Common Book Equity by Business Segment (Pre-G&A)

Including and Excluding Mark-to-Market Adjustments and Accumulated Depreciation and Amortization

($ in thousands)

	Lending	Securities	Healthcare Net Lease	Core Net Lease	Corporate / Other	Total
AFFO, Pre-G&A	$(14,606)	$25,538	$2,398	$2,257	$14,649	$30,236
Annualized (A)	(58,424)	102,152	9,592	9,028	58,596	120,944
Average Common Book Equity and Operating Partnership Non-Controlling Interest (B) (1)	945,646	116,296	58,459	49,958	152,182	1,322,541
Allocated Cumulative Mark-To-Market Adjustments for Assets, Liabilities and Interest Rate Swaps	(659,208)	(41,741)	(47,878)	(44,329)	(28,992)	(822,148)
Accumulated Depreciation and Amortization	—	—	53,891	56,334	—	110,225
Average Common Book Equity and Operating Partnership Non-Controlling Interest Excluding Mark-to-Market Adjustments and Accumulated Depreciation and Amortization (C) (1)	$286,437	$74,555	$64,472	$61,963	$123,191	$610,618

ROE, Net (A/B)	NM	87.8%	16.4%	18.1%	38.5%	9.1%
ROE, Gross (A/C)	NM	137.0%	14.9%	14.6%	47.6%	19.8%

(1)      Average Common Book Equity & Operating Partnership Non-Controlling Interest computed using beginning and ending of period balances.  ROE will be impacted by the timing of new investment closings and repayments during the quarter.

Management Fees From Secured Term Debt Financings at September 30, 2009

($ in thousands)

	Fee - Based	Annual Management Fee %			Annualized Management
	Assets	Senior	Subordinate	Total	Fee Revenue
N-Star I	$284,621	0.15%	0.20%	0.35%	$996
N-Star II	300,412	0.15%	0.20%	0.35%	1,051
N-Star III	408,336	0.15%	0.20%	0.35%	1,429
N-Star IV	397,498	0.15%	0.20%	0.35%	1,391
N-Star V	545,118	0.15%	0.20%	0.35%	1,908
N-Star VI	454,768	0.15%	0.25%	0.40%	1,819
N-Star VII	703,845	0.15%	0.20%	0.35%	2,463
N-Star VIII	875,781	0.15%	0.25%	0.40%	3,503
N-Star IX(1)	869,005	0.15%	0.25%	0.40%	3,476

Total	$4,839,384				$18,036

(1)      N-Star IX is owned by the NorthStar Real Estate Securities Opportunity Fund.  NorthStar directly receives 31% of the management fees related to N-Star IX.

Term Debt Financing Cash Distributions and Coverage Test Summary

($ in thousands)

			Quarterly
		Cash Distributions (1)	Interest Coverage	Overcollateralization
	Primary	Quarter Ended	Cushion (2)	Cushion
	Collateral	September 30,	September 30,	September 30,	At
	Type	2009	2009	2009	Offering

N-Star I	CMBS	$376	$283	$6,251	$8,687
N-Star II	CMBS	106	319	8,086	10,944
N-Star III	CMBS	1,076	1,224	23,407	13,610
N-Star IV	Loans	2,622	2,778	32,136	19,808
N-Star V	CMBS	1,672	1,123	80,037	12,940
N-Star VI	Loans	2,353	4,611	33,288	17,412
N-Star VII	CMBS	2,999	2,950	121,946	13,966
N-Star VIII	Loans	4,718	4,383	31,814	42,193
N-Star IX (3)	CMBS	1,971	2,498	104,736	24,516

Cash distributions to the retained income notes.

Interest coverage and overcollateralization coverage to the most constrained class.

(1)      Cash distributions are exclusive of senior management fees which are not subject to the coverage tests.

(2)      Quarterly interest cushion and overcollateralization cushion from remittance report issued on date nearest to September 30th.

(3)      NorthStar indirectly owns approximately 31% of N-Star IX income notes through its interest in the Securities Fund.

CMBS Vintages Under Management

($ in thousands)

	$	%	Cumulative
1996	$499	0.1%	0.1%
1997	42,582	2.2%	2.3%
1998	99,535	5.2%	7.5%
1999	37,191	1.9%	9.4%
2000	125,862	6.5%	15.9%
2001	95,877	5.0%	20.9%
2002	70,000	3.6%	24.5%
2003	123,291	6.4%	30.9%
2004	226,361	11.8%	42.7%
2005	421,019	22.0%	64.7%
2006	362,476	18.9%	83.6%
2007	235,820	12.3%	95.9%
2008	26,540	1.4%	97.3%
2009	51,000	2.7%	100.0%
Total	$1,918,053	100.0%

Securities Fund	633,454

Total CMBS	$2,551,507

Credit Ratings Distribution of Securities Under Management

($ in thousands)

	$	%
AAA	$74,256	3.0%
AA	70,490	2.9%
A	250,987	10.2%
BBB	849,486	34.4%
BB	648,278	26.3%
B	285,026	11.5%
CCC	173,239	7.0%
CC	97,805	3.9%
C	19,833	0.8%
Total	$2,469,400	100.0%

Securities Fund	858,035
Total Securities	$3,327,435

Assets Under Management at September 30, 2009

($ in thousands)

	$	%
Investment grade securities	$1,471,316	22.0%
First mortgage (1)	1,378,439	20.6%
Non-investment grade securities	1,856,119	27.7%
Mezzanine and other subordinate loans (2)	752,252	11.2%
Non-investment grade net lease (3)	1,029,041	15.4%
Investment grade net lease (3)	206,223	3.1%
Total	$6,693,390	100.0%

(1) Includes $235 million of junior participations in first mortgages.

(2) Includes $88 million of equity investments primarily related to real estate and corporate loans.

(3) Net lease amounts prior to accumulated depreciation and impact of purchase price allocations.

Third Quarter Funded Securities Investment Statistics

($ in thousands)

Amount Invested (1)

CMBS	$66,418
REIT Debt	14,816
CDO Debt	273
Total Securities	$81,507

(1) Par amount was $253 million.

Book Value Rollforward

($ in thousands, except per share data)

	$	Per Share
Common book value at June 30, 2009 (diluted)	$1,349,077	$17.74

Net income to common shareholders and non-controlling interest, excluding non-cash mark to market items included in net income	11,444	0.15

Mark to market adjustments included in net income:
Securities fund	(1,652)	(0.02)
Secured debt liabilities	(86,130)	(1.13)
Trust preferred debt	(16,196)	(0.21)
Securities and Investments held at market value	42,735	0.56
Swaps and other hedges	(23,760)	(0.31)

Mark to market adjustments in other comprehensive income and non-controlling interest:
Effective hedges	550	0.01
Available for sale securities	4,657	0.06

Equity component of exchangeable senior notes repurchased	(1,091)	(0.01)

Common dividends	(7,607)	(0.10)

Accretion/(dilution) from additional shares issued during quarter (1)	23,976	(0.81)
Total net increases/(decreases)	(53,074)	(1.81)

Common book value at September 30, 2009 (diluted) (2)	$1,296,003	$15.93

(1) Relates to amortization of  LTIP shares and issuance of common shares from DRIP, DSPP, and EPP plan. Per share dilution as a result of common shares issued.

(2) Cumulative net mark-to-market adjustments total a positive $795.7 million ($9.78 per diluted share) and accumulated real estate depreciation and amortization total a negative $113.2 million ($1.39 per diluted share) as of September 30, 2009.  Excluding all mark-to-market adjustments and accumulated depreciation and amortization would result in a $7.54 diluted book value per common share at September 30, 2009.

NRFC NNN Holdings, LLC Portfolio Summary

($ in thousands)

Date Acquired	Tenant or Guarantor of Tenant	Location/MSA	Square Feet	Years Net Lease (1)	Acquisition Cost (2)		Existing Debt	Acquisition Cost less Debt

Oct-2004	ALGM Portfolio — Various (3)	Three properties in New York, NY	35,965	1.7-7.8	$10,355	(4)	$0	$10,355
Nov-2007	Alliance Data Systems Corp.	Columbus, OH	199,112	8.2	33,826		23,587	10,239
Mar-2007	Citigroup, Inc.	Fort Mill, SC/Charlotte	165,000	11.1	34,303		30,506	3,797
Jun-2007	Vacant	Reading, PA	609,000	N/A	28,473		18,968	9,505
Jun-2006	Covance, Inc.	Indianapolis, IN	333,600	16.3	34,519		28,227	6,292
Feb-2007	Credence Systems Corp.	Milpitas, CA/San Jose	178,213	7.4	30,144		22,220	7,924
Sep-2006	Dick’s Sporting Goods, Inc. / PetSmart, Inc. (3)	9 properties	467,971	6.3-14.9	64,503		48,744	15,759
Sep-2005	Electronic Data Systems Corp.	2 in MI / 1 in CA / 1 in PA	387,842	6.0	62,718		47,163	15,555
Dec-2005	General Electric Co. & Cincom Systems, Inc.	Springdale, OH/Cincinnati	486,963	0.3-12.3	69,341		52,704	16,637
Aug-2005	GSA — U.S. Department of Agriculture	Salt Lake City, UT	117,553	2.6	22,424		15,572	6,852
Jul-2006	Northrop Grumman Space & Mission Systems Corp. (5)	Aurora, CO/Denver	183,529	5.8	43,625		34,193	9,432
Mar-2006	Party City Corp. (Amscan) / Lerner Enterprises, Inc.	Rockaway, NJ/ Northern NJ	121,038	5.7-7.8	21,955		17,176	4,779
Feb-2006	Quantum Corporation (6)	Colorado Springs, CO	406,207	0.2-11.4	27,635		18,261	9,374
Jan-2005	Vacant (7)	Chatsworth, CA/ Los Angeles

Total NRFC NNN Holdings, LLC Portfolio			3,691,993	7.9	$483,821		$357,321	$126,500

(1) Remaining lease terms as of September 30, 2009.  Total represents weighted average based on acquisition cost.

(2) Acquisition cost does not include purchase price allocations.

(3) The three ALGM portfolio properties, and six of ten Dick's Sporting Goods, Inc. / PetSmart, Inc. properties are ground lease interests.

(4) The three ALGM properties were owned by NorthStar's predecessor prior to NorthStar's initial public offering.  The value in acquisition cost column reflects the undepreciated book value when the properties were transferred to a subsidiary of NRFC NNN Holdings, LLC at the time of  NorthStar's initial public offering (10/29/04).

(5) The Northrop Grumman Space & Mission Systems Corp. property is financed with a $33.1 first mortgage with a third party and a $1.1 million mezzanine loan held by a consolidated NorthStar entity.

(6) Dollar amounts shown are 50% of total values, representing NRFC NNN Holding's, LLC subsidiary's 50% interest in a joint venture with an institutional investor.

(7) The special servicer of the first mortgage loan began foreclosure proceedings in September 2009. The property is no longer considered held in NorthStar's NNN portfolio.

Portfolio Cash Flow and Tenant Credit Profile

($ in thousands)

	Three Months Ended September 30, 2009				Primary Tenant
				NOI Less		Actual
Tenant or Guarantor of Tenant	Base Rent	NOI	Debt Service	Debt Service	Market Cap (1)	Credit Rating

ALGM Portfolio - Various	$590	$566	—	$566	mixed tenants
Alliance Data Systems Corp.	582	580	(455)	125	$3,277	not rated
Citigroup, Inc.	525	524	(501)	23	110,661	A/A3
Vacant	—	(233)	(333)	(566)	N/A	N/A
Covance, Inc.	608	607	(518)	89	3,461	not rated	(2)
Credence Systems Corp.	661	659	(447)	212	210	not rated
Dick’s Sporting Goods, Inc. / PetSmart, Inc.	1,277	1,243	(974)	269	2,521	not rated	(3)
Electronic Data Systems Corp.	1,371	1,369	(825)	544	13,900	NR/A2
General Electric Co. & Cincom Systems, Inc.	1,359	1,361	(862)	499	174,493	AA+/Aa2	(4)
GSA - U.S. Department of Agriculture	579	473	(303)	170	N/A	implied AAA
Northrop Grumman Space & Mission Systems Corp.	776	777	(658)	119	16,516	BBB+/Baa1
Party City Corp. (Amscan) / Lerner Enterprises, Inc.	437	431	(304)	127	362 (5)	B/B2	(6)
Quantum Corporation (50%)	605	603	(322)	281	265	B-/B3
Vacant	—	(180)	—	(180)	N/A	N/A
Total	$9,370	$8,780	(6,502)	$2,278

(1) Based on information from FactSet at close of market on September 30, 2009.

(2) Covance has a $1.0 billion net worth and no long-term debt.

(3) PetSmart, Inc. is rated BB.

(4) Cincom Systems, Inc. is not rated.

(5) In December 2005, Amscan Holdings, Inc. (controlled by Berkshire Partners and Weston Presidio) purchased Party City for $362 million.

(6) The Party City Corp. lease is guaranteed by Amscan Holdings, Inc. which has a B/B2 credit rating by S&P and Moody’s, respectively.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty’s expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty’s SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements will be specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772